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            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AMSG

    The following selected historical consolidated financial data as of and for each of the five years in the period ended December 31, 1995 have been derived from AMSG's consolidated financial statements, which have been audited by Ernst & Young LLP, independent auditors. The selected financial data presented as of and for the six months ended June 30, 1995 and 1996 have been derived from AMSG's unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements for such periods include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the consolidated financial position and results of operations for these periods. The following data should be read in conjunction with the AMSG consolidated financial statements, the related notes thereto, and "AMSG MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.

                                                                                                AS OF AND FOR THE
                                                                                                 SIX MONTHS ENDED
                                             AS OF AND FOR THE YEARS ENDED DECEMBER 31,              JUNE 30,
                                        -----------------------------------------------------  --------------------
                                          1995       1994       1993       1992       1991       1996       1995
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                   (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT OPERATING STATISTICS)
STATEMENT OF INCOME DATA:
REVENUE:
  Reinsurance assumed and premium.....  $ 496,989  $ 374,875  $ 242,896  $  82,117  $  15,621  $ 281,513  $ 232,486
  Administrative fees and
   commissions........................    246,458    192,109    124,148     70,916     47,193    134,385    116,310
  Other revenue.......................      7,958      4,663      4,381     10,266      7,147      6,848      4,613
  Loss from unconsolidated
   subsidiaries.......................     (2,170)      (472)      (300)    --         --         (1,903)      (655)
  Investment income...................     14,102      7,020      5,288      3,681      1,312      7,735      5,135
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenue...................    763,337    578,195    376,413    166,980     71,273    428,578    357,889
EXPENSES:
  Medical and other benefits..........    389,498    249,992    163,642     51,984      9,487    224,899    186,457
  Expense allowance on reinsurance
   assumed............................    118,996     92,405     59,821     22,077      4,392     66,261     55,898
  Commission expenses.................    119,137     95,299     57,545     32,402     20,521     63,490     56,472
  Administrative expenses.............    145,748    102,452     68,329     39,717     25,806     84,071     69,022
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total expenses..................    773,379    540,148    349,337    146,180     60,206    438,721    367,849
Income (loss) before minority
 interest, income taxes, and
 cumulative effect of accounting
 change...............................    (10,042)    38,047     27,076     20,800     11,067    (10,143)    (9,960)
Minority interest in loss of
 subsidiary...........................        244         42     --         --         --             88        119
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and
 cumulative effect of accounting
 change...............................     (9,798)    38,089     27,076     20,800     11,067    (10,055)    (9,841)
Income tax expense (benefit)..........     (1,947)    14,250      9,991      7,218      4,009     (2,628)    (2,482)
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before cumulative effect
 of accounting change.................     (7,851)    23,839     17,085     13,582      7,058     (7,427)    (7,359)
Cumulative effect of accounting
 change...............................      1,236     --         --         --         --         --          1,236
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).....................  $  (6,615) $  23,839  $  17,085  $  13,582  $   7,058  $  (7,427) $  (6,123)
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
OPERATING STATISTICS:
  Medical loss ratio on reinsurance
   assumed (1)........................      78.4%      66.7%      67.4%      63.3%      60.7%      79.9%      80.2%
  Expense allowance ratio (2).........      23.9%      24.7%      24.6%      26.9%      28.1%      23.5%      24.0%
  Administrative expense ratio (3)....      29.3%      27.3%      28.1%      48.4%     165.2%      29.9%      29.7%
BALANCE SHEET DATA:
  Cash and investments................  $  38,412  $  39,960  $  17,267  $  20,752  $  13,927  $  36,071  $  23,179
  Total assets........................    242,978    195,791    135,466     72,855     46,948    220,485    195,925
  Medical and other benefits
   payable............................     84,838     54,759     38,752     15,823      2,324     78,818     62,777
  Notes payable.......................      2,229      3,693      4,612      1,668      2,177     11,936     12,734
  Redeemable preferred stock..........     15,000     --         --         --         --         15,000     --
  Total shareholders' equity..........     80,495     65,132     44,869     26,794     13,212     68,630     64,634
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(1)  Computed as Medical and other benefits to Reinsurance assumed and premium revenue.

(2) Computed as Expense allowance on reinsurance assumed to Reinsurance assumed and premium revenue.

(3) Computed as Administrative expenses to Reinsurance assumed and premium revenue.

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